As filed with the Securities and Exchange Commission on July 1, 2003

Registration No. 333-06853

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONTEREY BAY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

77-0381362

(I.R.S. Employer Identification Number)

36 Brennan Street, Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

Monterey Bay Bancorp, Inc. 1995 Incentive Stock Option Plan

Monterey Bay Bancorp, Inc. 1995 Stock Option Plan For Outside Directors

(Full Title of the Plan)

John H. McGuckin, Jr.

Executive Vice President and Secretary

Union Bank of California, N.A.

400 California Street

San Francisco, California  94104-1302

(Name and address of agent for service)

(415) 765-2969

Telephone Number, Including Area Code, of Agent For Service

Explanatory Note

This Post-Effective Amendment is being filed to deregister all remaining shares, comprising 142,545 and 38,516 shares of the common stock of Monterey Bay Bancorp, Inc., respectively, under the Monterey Bay Bancorp, Inc. 1995 Incentive Stock Option Plan and the Monterey Bay Bancorp, Inc. 1995 Stock Option Plan For Outside Directors which are no longer eligible for issuance due to the merger of Monterey Bay Bancorp, Inc. in which Union Bank of California, N.A. was the surviving corporation, which became effective on June 30, 2003.

Date: July 1, 2003	UNION BANK OF CALIFORNIA, N.A.

	By:	/s/Morris W. Hirsch
Morris W. Hirsch
and Deputy General Counsel